Exhibit 23.1

CONSENT OF BROWN, EDWARDS & COMPANY, LLP

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation in the Form SB-2 Registration Statement of MVB Financial Corp. of our report dated February 13, 2007, relating to the consolidated balance sheets of MVB Financial Corp. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Form SB-2 Registration Statement.

/s/ BROWN, EDWARDS & COMPANY, LLP

Bluefield, West Virginia

April 11, 2007